Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-194618 on Form F-4 of our report dated March 14, 2014, relating to the financial statements of Nordic American Offshore Limited, and the reference to us under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ Deloitte AS

Oslo, Norway

May 16, 2014